Exhibit 99.1

Intec Pharma Announces $10 Million Ordinary Shares Purchase Agreement with Aspire Capital

Jerusalem (December 3, 2019) – Intec Pharma Ltd. (NASDAQ: NTEC) (“Intec” or “the Company”) today announces that the Company has entered into an Ordinary Shares Purchase Agreement for $10.0 million with Aspire Capital Fund, LLC (“Aspire Capital”), a Chicago-based institutional investor. Under the terms of the Agreement, Aspire Capital is committed to purchase up to $10.0 million of Intec Pharma’s ordinary shares over a 30-month period extending into 2022, subject to certain terms and conditions. There are no warrants, derivatives, or other share classes associated with this agreement. Proceeds from the Agreement will be used to fund the Company’s research and development activites, for working capital and for general corporate purposes.

“We are delighted to partner with Aspire Capital under this Agreement. Aspire Capital has been a long-term institutional shareholder in Intec Pharma and this Agreement gives us the flexibility to access capital when and if we need it.  Moreover, we believe this commitment strengthens our negotiating position with any potential partners for our Parkinson’s disease program and/or for new research collaborations,” stated Jeffrey A. Meckler, Vice Chairman and Chief Executive Officer of Intec Pharma. “Controlling the timing and amount of ordinary shares being sold is key, as we can use this Agreement to opportunistically strengthen our balance sheet without unnecessary dilution as we seek to advance our AP platform programs to key inflection points in 2020. We appreciate Aspire Capital’s continued support.”

“To us, the AP represents a major advance in drug delivery especially considering the significant number of approved and development-stage drugs that possess great therapeutic promise but remain hamstrung by either poor bioavailability or a PK profile that promotes adverse outcomes. Backed by a highly experienced management team, robust manufacturing capabilities and strong, supportive evidence from multiple clinical and non-clinical studies, the AP platform has proven to be an elegant solution for addressing these widespread drug delivery challenges. The available data, including those from the recent ACCORDANCE study, clearly demonstrate the APs ability to enhance the PK profile of drugs that have notoriously challenging absorption rates and short upper gastrointestinal residence times without sacrificing tolerability and ultimately, patient quality of life,” said Steven G. Martin, Managing Member of Aspire Capital.

“The company’s collaborations with leading pharma companies such as Merck and Novartis further enhance our confidence in the AP platform’s broad applicability beyond Parkinson’s disease, where the company has already demonstrated proof-of-concept and gives us optimism about additional potential partnerships. As a result, we are thrilled to be expanding our longstanding interest and investment in Intec with this transaction,” added Mr. Martin.

Under the terms of the Agreement with Aspire Capital, Intec Pharma retains full control over the timing of any stock sales made under the Agreement and the amount of stock sold to Aspire Capital. The agreement contains no restrictions on the use of proceeds, financial covenants or restrictions on future financings and no rights of first refusal, participation rights, penalties or liquidated damages. Intec Pharma maintains the right to terminate the agreement at any time, at its discretion, without any additional cost or penalty.

As consideration for Aspire Capital’s obligations under the Agreement, Intec Pharma also agreed to issue 612,520 ordinary shares to Aspire Capital as a commitment fee. Intec Pharma also entered into a Registration Rights Agreement with Aspire Capital in connection with its entry into the purchase agreement that requires Intec Pharma to file a registration statement regarding the shares sold to Aspire Capital.

For more information on the Agreement, please refer to Intec Pharma’s report on From 8-K filed today with the U.S. Securities and Exchange Commission, which can be found on the Company’s website at https://ir.intecpharma.com/financial-information/sec-filings.

Intec Pharma has filed a prospectus supplement to its Form S-3 shelf registration statement (File No. 333-230016), which was declared effective on March 28, 2019 by the U.S. Securities and Exchange Commission, qualifying the offer and sale of ordinary shares to Aspire Capital. A copy of the Prospectus Supplement is available on EDGAR at www.sec.gov or may be obtained upon request to Intec Pharma.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Intec Pharma Ltd.

Intec Pharma is a clinical-stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology. The Company’s Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention and specific release mechanism. The Company’s product pipeline includes two product candidates in clinical trial stages: Accordion Pill Carbidopa/Levodopa, or AP-CD/LD, which is in late-stage development for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients, and AP-cannabinoids, an Accordion Pill to deliver either or both of the primary cannabinoids contained in Cannabis sativa, cannabidiol (CBD) and tetrahydrocannabinol (THC) for various pain indications. In addition, the Company has a feasibility agreement for the development of a custom-designed Accordion Pill for a proprietary compound with Novartis Pharmaceuticals and a research collaboration with Merck & Co.

For more information, visit www.intecpharma.com. Intec Pharma routinely posts information that may be important to investors in the Investor Relations section of its website.

About Aspire Capital Fund, LLC

Aspire Capital Fund, LLC is a Chicago-based, long-only investment fund focused on making open market and direct equity investments in publicly traded companies. Aspire Capital Fund, LLC is managed by Aspire Capital Partners, LLC. Aspire Capital invests in a broad range of industries with emphasis in healthcare and technology.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements about our expectations, beliefs and intentions. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: our limited operating history and history of operating losses, our ability to continue as a going concern, our ability to obtain additional financing, our ability to successfully operate our business or execute our business plan, our ability to enter into collaborative, licensing, and other commercial relationships and on terms commercially reasonable to us, the timing and cost of our clinical trials, the completion and receiving favorable results in our clinical trials, our ability to obtain and maintain regulatory approval of our product candidates, our ability to protect and maintain our intellectual property and licensing arrangements, our ability to develop, manufacture and commercialize our product candidates, the risk of product liability claims, the availability of reimbursement, and the influence of extensive and costly government regulation and our ability to remain listed on the Nasdaq Capital Market. More detailed information about the risks and uncertainties affecting us is contained under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on February 27, 2019, and in other filings that we have made and may make with the Securities and Exchange Commission in the future.

Intec Pharma Investor Contact:

Anne Marie Fields

VP-Corporate Communications & Investor Relations

646-200-8808

amf@intec-us.com

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